EXHIBIT 10.3

SECOND AMENDMENT TO OFFICE LEASE

THIS SECOND AMENDMENT TO OFFICE LEASE (this “Amendment”) is made as of November 2008, by and between 811 SW NAITO ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and PAULSON CAPITAL CORP., an Oregon corporation, f/k/a Paulson Investment Company (“Tenant”).

Recitals

A. Pursuant to the terms of that certain Office Lease dated May 6, 1997, as amended by that Amendment 1 dated August 10, 2001 (as amended, the “Lease”) between the Trustees of the Oregon-Washington Carpenters-Employers Pension Trust Fund and Trustees of the Oregon Laborers-Employers Pension Trust Fund, the predecessor-in-interest to Landlord, as landlord, and Tenant, as tenant, Tenant leases from Landlord approximately 17,136 rentable square feet of office space in the building commonly known as 811 SW Naito Parkway, Portland, Oregon, as more particularly described in the Lease (the “Premises”). Capitalized terms not defined in this Amendment shall have the meanings given them in the Lease.

B. Landlord and Tenant desire to amend the Lease to provide for the extension of the term for an additional twenty (20) month period, and various other matters, all upon and subject to the terms and conditions set forth in this Amendment. Capitalized terms used but not defined herein shall have the meanings given to them in the Lease.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements of the parties herein, Landlord and Tenant hereby agree as follows:

1. Extension of Lease Term. The term of the Lease currently expires May 31, 2009. Pursuant to this Amendment, the term of the Lease shall be extended for a period of twenty (20) months, terminating as of January 31, 2011. Any references to the “term” of the Lease shall be deemed references to the term of the Lease as extended hereby.

2. Monthly Base Rent. Effective as of January 1, 2009, and continuing for the remainder of the term, the base monthly rent for the Premises shall be as set forth below, and all references in the Lease to “base monthly rent” or “base rent” or “Base Rent” shall be deemed references to such monthly base rent.

Period	Base Rent/SF	Annual Base Rent	Monthly Base Rent
January 1, 2009 – December 31, 2009	$20.00	$342,720.00	$28,560.00
January 1, 2010 – January 31, 2011	$20.70	$354,715.20	$29,559.60

3. Base Year. The Base Year, for purposes of calculating Tenant’s Proportionate Share of operating expenses and real property taxes under Sections 19.1 and 19.3 of the Lease, shall be the calendar year 2009, effective as of January 1, 2009.

4. “As-Is” Premises. The Premises are leased AS IS in the condition now existing with no alterations or other work to be performed by Landlord.

5. Brokers. Tenant warrants and represents to Landlord that in the negotiating or making of this Amendment neither Tenant nor anyone acting on Tenant’s behalf has dealt with any real estate broker or finder who might be entitled to a fee or commission for this Amendment other than Pacific Real Estate Partners, Inc., on behalf of Landlord, and GVA Kidder Mathews, on behalf of Tenant. Tenant agrees to indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney’s fees incurred by Landlord, asserted by any broker or finder for a fee or commission.

6. Ratification of Lease. The Lease, as modified by this Amendment, remains in full force and effect, and Landlord and Tenant hereby ratify the same. This Amendment shall be binding upon and inure to the benefit to the parties and their respective successors and assigns.

7. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute and original, and all of which together shall constitute one document.

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of date of this Amendment.

LANDLORD:		TENANT:

811 SW NAITO PARKWAY ASSOCIATES, LLC, a Delaware limited liability company		PAULSON CAPITAL CORP., an Oregon corporation

By:	/s/ Thomas G. Keane	By:	/s/ Trent Davis
	Name: Thomas G. Keane		Name: Trent Davis
	Title: VP of Leasing Operations		Title: President and CEO

2